UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
Between August 27, 2007 and September 14, 2007, each of the following individuals, each a named executive officer of NuVasive, Inc. (“NuVasive”), adopted a stock trading plan for trading in NuVasive’s common stock in accordance with the guidelines specified by the Securities and Exchange Commission’s Rule 10b5-1 under the Securities Exchange Act of 1934: Alexis V. Lukianov, NuVasive’s Chairman and Chief Executive Officer; Keith Valentine, NuVasive’s President and Chief Operating Officer; Kevin C. O’Boyle, NuVasive’s Executive Vice President and Chief Financial Officer; Patrick Miles, NuVasive’s Executive Vice President, Marketing and Development; and Jeff Rydin, NuVasive’s Senior Vice President, U.S. Sales. Each of these individuals will file Forms 4 evidencing sales under their stock trading plan as required under Section 16 of the Securities Exchange Act of 1934. This type of trading plan allows a corporate insider to gradually diversify holdings of company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information. Consistent with Rule 10b5-1, NuVasive’s insider trading policy permits personnel to implement Rule 10b5-1 trading plans provided that, among other things, such personnel are not in possession of any material nonpublic information at the time they adopt such plans.
Pursuant to the stock trading plan adopted by Mr. Lukianov on September 7, 2007, the sale of zero up to 240,000 shares (depending on pre-determined price criteria) of NuVasive’s common stock currently held by him or issuable upon the exercise of stock options may occur. Pursuant to the stock trading plan adopted by Mr. Valentine on September 14, 2007, the sale of zero up to 120,000 shares of NuVasive’s common stock (depending on pre-determined price criteria) currently held by him or issuable upon the exercise of stock options may occur. Pursuant to the stock trading plan adopted by Mr. O’Boyle on September 14, 2007, the sale of zero up to 54,000 shares of NuVasive’s common stock (depending on pre-determined price criteria) currently issuable upon the exercise of stock options may occur. Pursuant to the stock trading plan adopted by Mr. Miles on September 14, 2007, the sale of zero up to 60,000 shares of NuVasive’s common stock (depending on pre-determined price criteria) currently held by him or issuable upon the exercise of stock options may occur. Pursuant to the stock trading plan adopted by Mr. Rydin on August 27, 2007, the sale of zero up to 24,000 shares of NuVasive’s common stock (depending on pre-determined price criteria) currently issuable upon the exercise of stock options may occur.
Under each of these plans, the plan’s agent will undertake to sell specified numbers of shares each month if the stock trades above certain prearranged minimum prices. The individual stockholder will have no control over the timing of any sales under the plan and there is no assurance that any shares will be sold. Sales under Mr. Rydin’s plan will take effect in November 2007, sales under Mr. O’Boyle’s plan will take effect in January 2008, and sales under each of the other plans will take effect in December 2007 upon the expiration of existing Rule 10b5-1 trading plans. Mr. Miles’ plan will continue for six months, Mr. O’Boyle’s plan will continue for eleven months and all other plans will continue for one year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: September 19, 2007	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer